UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 14, 2024
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Arvinas, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38672	47-2566120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Science Park 395 Winchester Ave. New Haven, Connecticut	06511
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 535-1456
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ARVN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On June 14, 2024, Arvinas Operations, Inc. (the “Company”), a wholly owned, direct subsidiary of Arvinas, Inc., entered into an Amended and Restated License Agreement (the “Amended License Agreement”) with Yale University (“Yale”) pursuant to which the parties amended and restated the license agreement dated July 5, 2013, as amended on May 8, 2014, October 23, 2014, April 1, 2015, January 9, 2019 and June 3, 2019 (together, the “Original Agreement”). The effective date of the Amended License Agreement is June 18, 2024.

In connection with the signing of the Amended License Agreement, the Company made a payment of $14.95 million to Yale, comprising both an upfront payment connected to the Amended License Agreement and an amount related to collaboration income under the Company’s recently announced transaction with Novartis Pharma AG, involving the Company’s product candidate ARV-766 and the Company’s AR-V7 program. The Company will make another $5.0 million payment on the first anniversary of signing. Thereafter, the Company will also pay to Yale (1) up to $15.0 million if it secures approval of the first and second royalty products (as defined in the Amended License Agreement), (2) a low single digit percentage royalty on certain, more narrowly defined “collaboration products,” and (3) a lower single digit royalty on its aggregate worldwide net sales of certain newly defined “meaningfully involved products.” The Company’s obligations under the Original Agreement to pay Yale minimum annual royalties and certain other annual fees have been eliminated and Yale has agreed to release all claims arising previously under the Original Agreement. Other provisions of the Original Agreement, including representations and warranties, annual license maintenance fees, specified development and regulatory milestones, indemnification and termination provisions, remain materially unchanged.

The foregoing summary of the Amended License Agreement is not complete and is qualified in its entirety by reference to the full text of the Amended License Agreement, a copy of which the Company expects to file with the U.S. Securities and Exchange Commission as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2024.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVINAS, INC.

Date: June 18, 2024	By:	/s/ Randy Teel
Randy Teel Interim Chief Financial Officer